Exhibit 99.1

S&W Continues Strategic Consolidation
with Move of Corporate Offices to Largest
Dairy Center in U.S.

For Immediate Release
Company Contact: Matthew Szot, Chief Financial Officer S&W Seed Company Phone: (559) 884-2535 www.swseedco.com	Investor Contact: Joe Dorame, Robert Blum, Joe Diaz Lytham Partners, LLC Phone: (602) 889-9700 sanw@lythampartners.com www.lythampartners.com

FRESNO, California - January 17, 2017 - S&W Seed Company (Nasdaq: SANW) today announced that it has moved its corporate offices from Fresno, CA to Hanford, CA. The move is part of the company's ongoing strategic consolidation across the entire organization, and is consistent with the company's plans to drive growth and efficiencies across the organization. In addition to improved grower, processor and distributor communications, the company anticipates annual cost savings and other intangible benefits related to the move to Hanford.

The move of the company's headquarters to Hanford follows other recent strategic moves by S&W, including the consolidation of west coast research and development to Nampa, ID, as well as expansion of distribution capabilities in South Australia.

Mark Grewal, chief executive officer of S&W Seed Company commented, "S&W has grown to become a global company over the last number of years, with customers in more than 30 countries, and production partners in Australia, Canada and the U.S. However, our roots have always been in the heart of California's dairy center, and this move of our corporate offices to Hanford, California allows us to maintain strong working relationships with the growers, processors and distributors that call the San Joaquin Valley home."

The new address is 802 N. Douty Street, Hanford, CA 93230.

About S&W Seed Company
Founded in 1980, S&W Seed Company is a global agricultural Company, headquartered in the San Joaquin Valley of California. The Company's vision is to be the world's preferred proprietary seed Company which supplies a range of forage and specialty crop products that supports the growing global demand for animal proteins and healthier consumer diets. The Company is a global leader in alfalfa seed, with significant research and development, production and distribution capabilities. S&W's capabilities span the world's alfalfa seed production regions, with operations in the San Joaquin and Imperial Valleys of California, five other U.S. states, Australia, and three provinces in Canada, and S&W sells its seed products in more than 30 countries around the globe.  Additionally, the Company is utilizing its research and breeding expertise to develop and produce stevia, the all-natural, zero calorie sweetener for the food and beverage industry. For more information, please visit www.swseedco.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may," "future," "plan" or "planned," "will" or "should," "expected," "anticipates," "draft," "eventually" or "projected." Forward-looking statements in this release include, but are not limited to, statements concerning possible cost-saving and other anticipated efficiencies. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors and other risks identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2016, and in other filings subsequently made by the Company with the Securities and Exchange Commission. The Company does not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.